UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - January 18, 2022

(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-8974	22-2640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

855 SOUTH MINT STREET, CHARLOTTE, NC	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 627-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share*	HON	The NASDAQ Stock Market LLC
1.300% Senior Notes due 2023	HON 23A	The NASDAQ Stock Market LLC
0.000% Senior Notes due 2024	HON 24A	The NASDAQ Stock Market LLC
2.250% Senior Notes due 2028	HON 28A	The NASDAQ Stock Market LLC
0.750% Senior Notes due 2032	HON 32	The NASDAQ Stock Market LLC

*   The common stock is also listed on the London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2022, Rose Lee, 56, president and CEO of Cornerstone Building Brands, Inc., was appointed to the Board of Directors of Honeywell International Inc. (the “Company”) as an independent Director, with immediate effect. Ms. Lee will stand for re-election at Honeywell’s 2022 Annual Meeting of Shareowners. She will receive compensation as a non-employee director in accordance with the Company’s previously-disclosed, non-employee director compensation practices.

A copy of the press release issued by the Company regarding the appointment of Ms. Lee to its Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit#	Description

(d)	Exhibits.

99.1	Press Release dated January 18, 2022 entitled “Honeywell Appoints Rose Lee to Board of Directors”

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2022	HONEYWELL INTERNATIONAL INC.

	By:	/s/ Victor J. Miller
Victor J. Miller
Vice President, Deputy General Counsel, Corporate Secretary and Chief Compliance Officer